Exh. (e)(4)
                             [ARTISAN FUNDS LETTERHEAD]



August 9, 2002



Artisan Distributors LLC
1000 N. Water Street
Suite 1770
Milwaukee, Wisconsin  53202

Ladies and Gentlemen:

      This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan International Value Fund. In accordance with paragraph 6 in the Distribution Agreement between Artisan Funds, Inc. and Artisan Distributors LLC dated as of October 29, 1998 (the "Distribution Agreement"), Artisan Funds, Inc. hereby requests that you act as distributor for the new series under the terms of the Distribution Agreement.

      Please indicate your acceptance of this appointment as distributor by executing this Letter Agreement.


                                   ARTISAN FUNDS, INC.


                                   By:  /s/ Janet D. Olsen
                                       --------------------------------
                                       Janet D. Olsen
                                       General Counsel and Secretary



Agreed to this 9th day of August 2002

ARTISAN DISTRIBUTORS LLC


By:   /s/ Janet D. Olsen
      --------------------------------
      Janet D. Olsen
      Vice President